WARREN RESOURCES, INC.

CERTIFICATE OF CORRECTION
TO
ARTICLES SUPPLEMENTARY

SERIES A INSTITUTIONAL 8% CUMULATIVE CONVERTIBLE
PREFERRED STOCK ($.0001 PAR VALUE)

Pursuant to Section 2-105 of the Maryland General Corporation Law

     The undersigned President and Chief Executive Officer of Warren Resources, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

     1. On June 30, 2004, at 12:43 p.m., the Corporation filed with the Department Articles Supplementary dated June 23, 2004 (the “Articles Supplementary”) to the Corporation’s Articles of Incorporation, and on August 11, 2004, at 11:55 a.m., the Corporation filed with the Department a Certificate of Correction to Articles Supplementary dated August 10, 2004 (the “Certificate of Correction”).

     2. The Articles Supplementary, as amended by the Certificate of Correction, require correction as permitted by Section 1-207 of the Maryland General Corporation Law.

     3. As previously filed, Section 9(a) of the Articles Supplementary, as amended by the Certificate of Correction read as follows:

          9. CONVERSION.

     (a) CONVERSION RATE. The holders of shares of the Convertible Preferred Stock shall have the right to convert their shares into                     shares of Common Stock at the following rate of conversion (the “Conversion Rate”, being the number of shares of Common Stock issuable upon conversion of one share of Convertible Preferred Stock), subject to adjustment as herein provided:

     (i) commencing one year from the date of issuance and until June 30, 2005, one share of Common Stock for each one share of Convertible Preferred Stock;

     (ii) from July 1, 2005 until June 30, 2006, 0.75 shares of Common Stock for each one share of Convertible Preferred Stock; and

     (iii) from July 1, 2006 and thereafter, 0.50 shares of Common Stock for each one share of Convertible Preferred Stock.

This language is in error and must now be corrected.

     4. Section 9(a) of the Articles Supplementary, as amended by the Certificate of Correction, is hereby corrected to read as follows:

          9. CONVERSION.

     (a) CONVERSION RATE.

     (A) Except as provided in Section 9(a)(B) below, the holders of shares of the Convertible Preferred Stock shall have the right to convert their shares into shares of Common Stock at the following rate of conversion (the “Conversion Rate”, being the number of shares of Common Stock issuable upon conversion of one share of Convertible Preferred Stock), subject to adjustment as herein provided:

     (i) commencing one year from the date of issuance and until June 30, 2005, one share of Common Stock for each one share of Convertible Preferred Stock;

     (ii) thereafter until June 30, 2006, 0.75 shares of Common Stock for each one share of Convertible Preferred Stock; and

     (iii) from July 1, 2006 and thereafter, 0.50 shares of Common Stock for each one share of Convertible Preferred Stock.

     (B) Notwithstanding Section 9(a)(A) above, the holders of 1,048,336 shares of the Convertible Preferred Stock shall have the right to convert their shares into shares of Common Stock at the following Conversion Rate, subject to adjustment as herein provided:

     (i) until the later to occur of June 30, 2005 and one year after the effective date with the Securities and Exchange Commission of the Corporation’s registration statement registering shares of Common Stock in an initial public offering, one share of Common Stock for each one share of Convertible Preferred Stock;

     (ii) thereafter until June 30, 2006, 0.75 shares of Common Stock for each one share of Convertible Preferred Stock; and

     (iii) from July 1, 2006 and thereafter, 0.50 shares of Common Stock for each one share of Convertible Preferred Stock.

     5. The name of each party to the document being corrected is Warren Resources, Inc.

* * * * *

     IN WITNESS WHEREOF, Warren Resources, Inc. has caused this Certificate of Correction to Articles Supplementary to be executed under the seal in its name and on its behalf by Stewart P. Skelly, a Vice President of the Corporation, and attested to by David E. Fleming, its Corporate Secretary, this 9th day of December, 2004.

WARREN RESOURCES, INC.

	By:	/s/ Stewart P. Skelly

Attest:		Stewart P. Skelly Vice President and Controller

/s/ David E. Fleming

David E. Fleming
Corporate Secretary

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